Exhibit 99.1

Press Release For Immediate Release

Independent Bank Group Reports

First Quarter Financial Results

McKINNEY, Texas, April 30, 2012 /GlobeNewswire/ — Independent Bank Group, Inc. (NASDAQ: IBTX), the holding company for Independent Bank, today announced net income of $5.7 million, or $0.68 per diluted share, for the quarter ended March 31, 2013 compared to $6.1 million, or $0.74 per diluted share, for the quarter ended December 31, 2012 and compared to $3.1 million, or $0.43 per diluted share, for the quarter ended March 31, 2012. The Company was an S corporation until April 1, 2013 and, as a result, had no federal income tax expense prior to that date. As a result, the income-related data in this release does not reflect a provision for federal income taxes. The Company is now taxed as a C corporation and future period results will reflect federal income tax expense.

On a core pre-provision earnings basis, first quarter 2013 net income was $6.5 million compared to $6.4 million for fourth quarter 2012 and compared to $4.2 million for first quarter 2012.

First Quarter 2013 Highlights:

Independent Bank Group Chairman and Chief Executive Officer David R. Brooks said, “We are pleased to have completed our initial public offering on April 8, 2013, raising $87 million to support our continued organic growth and growth through strategic acquisitions. Since the beginning of the year, loans and deposits have continued to grow and earnings have remained solid. We are especially encouraged by first quarter 2013 results in that our first quarter has historically been our weakest.”

•	Organic loan production grew for the twenty-first consecutive quarter.

•	Continued year over year balance sheet growth, reflecting not only organic growth but also completed strategic acquisitions in the second and fourth quarters of 2012, with an increase in total assets of $456 million, 34.9%. Total assets grew organically by $173 million and $283 million through acquisitions, or 13.2% and 21.7%, respectively, from first quarter 2012.

•	Net interest margin increased to 4.68% for first quarter 2013 compared to 4.41% for fourth quarter 2012 and 4.31% for first quarter 2012. Net interest margin, excluding the impact of purchase accounting accretion, was 4.40% for first quarter 2013 compared to 4.35% for fourth quarter 2012 and 4.29% for first quarter 2012.

•	Average cost of interest bearing deposits declined by 10 basis points from fourth quarter 2012 and by 37 basis points year over year.

•	The efficiency ratio improved to 67.5% compared to 73.9% for first quarter 2012. On an adjusted basis, the core efficiency ratio improved to 66.8% for first quarter 2013 compared to 70.3% for first quarter 2012.

•	Continued strong asset quality, as reflected by a nonperforming assets to total assets ratio of 1.35%, a nonperforming loans to total loans ratio of 0.40%, and a net charge-offs to average loans ratio of 0.15% at March 31, 2013.

First Quarter 2013 Results:

Earnings Remain Solid

Core pre-provision earnings increased during the quarter due to continued loan growth and a reduction in cost of funds, both of which improved net interest income, the primary driver of overall operating income. Mr. Brooks noted, “A year over year double-digit increase in total loans and the reduction in our cost of funds have contributed to continued solid earnings performance. We also improved our efficiency ratio as a result of increased revenue and by leveraging our existing infrastructure.”

Net Interest Income

•	Net interest income was $18.2 million for first quarter 2013 compared to $16.8 for fourth quarter 2012 and to $12.3 million for first quarter 2012.

•	Net interest margin was 4.68% for first quarter 2013 compared to 4.41% for fourth quarter 2012 and 4.31% for first quarter 2012. The yield on interest earning assets was 5.50% for first quarter 2013 compared to 5.31% for fourth quarter 2012 and 5.44% for first quarter 2012.

•	Net interest income includes recognition of $1.06 million in interest income from the repayment of acquired impaired loans during first quarter 2013 compared to $135 thousand in fourth quarter 2012 and $58 thousand in first quarter 2012.

•	The average balance of total interest-earning assets grew by $65.1 million, or 4.3% (17.2% on an annualized basis), from year end 2012 and totaled $1.579 billion compared to $1.514 billion at year end 2012 and compared to $1.135 billion at March 31, 2012. The year over year increase in interest earning assets is due, in part, to the acquisitions completed in the second and fourth quarters of 2012.

Noninterest Income

•	Total noninterest income decreased $1.1 million, or 32%, compared to fourth quarter 2012 and increased $535 thousand, or 30%, compared to the first quarter 2012.

•	The decrease in noninterest income compared to fourth quarter 2012 is the result of a $1.3 million gain recognized in fourth quarter 2012 from the sale of certain property by the Company’s subsidiary, IBG Adriatica Holdings. The Company did not experience any material gain from the sale of property by IBG Adriatica during first quarter 2013.

•	The increase in noninterest income compared to first quarter 2012 reflects an increase of $330 thousand in deposit service fees, a $103 thousand increase in mortgage fee income, and a $78 thousand increase in gains (losses) upon the sale of other real estate.

Noninterest Expense

•	Total noninterest expense increased $594 thousand compared to fourth quarter 2012 and $3.4 million compared to first quarter 2012.

•	The increase in noninterest expense compared to fourth quarter 2012 is primarily due to a $448 thousand impairment in property held as Other Real Estate and also to increased salary expense related to the addition of new members to our lending team.

•	The increase in noninterest expense compared to the prior year period includes increases in compensation and occupancy expense of $1.9 million and $493 thousand, respectively, resulting from the completion of two acquisitions in 2012 and the opening of our Uptown Dallas branch.

Provision for Loan Losses

•	Provision for loan loss expense was $1.030 million for the quarter, an increase of $101 thousand compared to $929 thousand for fourth quarter 2012 and an increase of $455 thousand compared to $575 thousand during first quarter 2012. This increase was to properly reserve for the growth in the loan portfolio during the quarter.

•	The allowance for loan losses was $12.0 million, or 209.73% and 0.85% of nonperforming loans and total loans, respectively, at March 31, 2013, compared to $11.5 million, or 104.02% and 0.84% of nonperforming loans and total loans, respectively, at December 31, 2012, and compared to $9.3 million, or 113.88% and 0.93% of nonperforming loans and total loans, respectively, at March 31, 2012.

Income Taxes and Dividends

•	The Company was an S corporation during all periods discussed in this release and the Company had no federal income tax expense for the reported periods. The Company became a C corporation on April 1, 2013 and its results of operations for future periods will include federal income tax expense. If the Company had been a C corporation, in the first quarter 2013, the fourth quarter 2012 and the first quarter 2012, we estimate that our effective tax rate for those quarters would have been 32.8%, 30.1% and 30.1%, respectively.

•	The Company paid two dividends during first quarter 2013. The first dividend, paid in January 2013, was $3.0 million compared to the $3.1 million dividend paid in fourth quarter 2012 and was a $1.6 million increase over the $1.4 million dividend paid in first quarter 2012. The second dividend was paid on March 29, 2013 to pay the S-corporation shareholders’ estimated federal income tax on S-corporation earnings through the date of the S-corporation revocation. The amount of the second dividend was $2.3 million.

First Quarter 2013 Balance Sheet Highlights

Continued Growth

The Company’s underlying organic growth continued during the quarter. Loans and deposits increased from year end 2012 and year over year. Overall asset quality remains strong and the Company remains well capitalized. Mr. Brooks stated, “We believe that our overall credit quality remains strong with past dues, charge-offs, ORE, and total nonperforming assets and loans at historically low levels.”

Loans

•	Total loans held for investment were $1.416 billion at March 31, 2013 compared to $1.370 billion at December 31, 2012 and compared to $1.003 billion at March 31, 2012. This represented a 3.4% increase (13.6% on an annualized basis) since year end and 41.2% since March 31, 2012.

•	Total loans (including mortgage loans held for sale) were $1.422 billion at March 31, 2013 compared to $1.379 billion at December 31, 2012 and compared to $1.005 billion at March 31, 2012.

•	Since March 31, 2012, loan growth has been centered in commercial real estate loans ($209 million), C&I loans ($55 million), and residential real estate loans ($107 million).

Asset Quality

•	Total nonperforming assets declined to $23.9 million, or 1.35% of total assets at March 31, 2013, compared to $27.6 million or 1.59% of total assets at December 31, 2012 and compared to $32.8 million, or 2.51% of total assets at March 31, 2012.

•	Total nonperforming loans declined to $5.7 million, or 0.40% of total loans at March 31, 2013 compared to $11.0 million, or 0.81% of total loans at December 31, 2012 and compared to $8.2 million, or 0.82% of total loans at March 31, 2012.

Deposits and Borrowings

•	Total deposits were $1.415 billion at March 31, 2013 compared to $1.391 billion at December 31, 2012 and compared to $1.057 billion at March 31, 2012.

•	The average cost of interest bearing deposits declined by 10 basis points during the first quarter to 0.61% compared to 0.71% during fourth quarter 2012.

•	The average cost of interest bearing deposits declined 37 basis points compared to 0.98% during first quarter 2012.

•	Total borrowings (other than junior subordinated debentures) were $200 million at March 31, 2013, a decrease of $1 million from December 31, 2012 and an increase of $76 million from March 31, 2012. These amounts do not reflect any repayment of indebtedness with the proceeds of our initial public offering that we consummated on April 8, 2013.

Capital

•	The tangible common equity to tangible assets and the Tier 1 capital to average assets ratios were 5.33% and 6.29%, respectively, at March 2013 compared to 5.42% and 6.45%, respectively, at December 31, 2012 and 7.27% and 8.38%, respectively, at March 31, 2012. The total stockholders’ equity to total assets ratio was 7.04%, 7.16%, 8.25% at March 31, 2013, December 31, 2012 and March 31, 2012, respectively. The capital ratios at March 31, 2012 include capital raised to complete the acquisition of I Bank Holding Company which was not consummated until April 1, 2012. The capital ratios at March 31, 2013 do not include the proceeds of the offering which were received on April 8, 2013.

•	Book value and tangible book value per common share were $15.01 and $11.16, respectively, at March 31, 2013 compared to $15.06 and $11.19, respectively, at December 31, 2012 and $13.75 and $12.00, respectively, at March 31, 2012.

•	Return on average assets and return on average equity (on an annualized basis) were 1.33% and 18.49%, respectively, for first quarter 2013 compared to 1.43% and 20.0%, respectively, for fourth quarter 2012 and 1.16% and 17.36%, respectively, for first quarter 2012. On a core pre-provision earnings basis, return on average assets and return on average equity (on an annualized basis) were 1.52% and 21.14%, respectively, for first quarter 2013 compared to 1.50% and 20.99%, respectively, for fourth quarter 2012 and 1.33% and 18.46%, respectively, for first quarter 2012.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates 30 banking offices in 26 communities in two market regions located in the Dallas/Fort Worth metropolitan area and the greater Austin area. As of March 31, 2013, Independent Bank Group had total assets of $1.764 billion, total loans of $1.422 billion and total deposits of $1.415 billion.

Conference Call

A conference call covering Independent Bank Group’s quarter earnings announcement will be held today, Tuesday, April 30, at 7:30 a.m. (CST) and can be accessed by calling 1-559-726-1300 and entering the passcode 334099#. A recording of the conference call will be available from April 30, 2013 through May 7, 2013 by calling 1-559-726-1399 and entering the passcode 334099#.

Forward-Looking Statements

From time to time, our comments and releases may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “forecast,” “guidance,” “intends,” “targeted,” “continue,” “remain,” “should,” “may,” “plans,” “estimates,” “will,” “will continue,” “will remain,” variations on such words or phrases, or similar references to future occurrences or events in future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Independent Bank Group or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Independent Bank Group’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Independent Bank Group’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system, whether through changes in the discount rate or money supply or otherwise; (4) changes in the level of non-performing assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, deflation, changes in market interest rates, developments in the securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, bank holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Form S-1 Registration Statement, as amended, which became effective April 2, 2013, under the heading “Risk Factors.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. These measures and ratios include “core pre-provision earnings”, “tangible book value”, “tangible book value per common share”, “core efficiency ratio”, “Tier 1 capital to average assets”, “Tier 1 capital to risk weighted assets”, “tangible common equity to tangible assets”, “net interest margin excluding purchase accounting accretion”, “adjusted return on average assets” and “adjusted return on average equity” and are supplemental measures that are not required by, or are not presented in accordance with, accounting principles generally accepted in the United States. We consider the use of select non-GAAP financial measures and ratios to be useful for financial operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

We believe that these measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however we acknowledge that our non-GAAP financial measures have a number of limitations relative to GAAP financial measures. Certain non-GAAP financial measures exclude items of income, expenditures, expenses, assets, or liabilities, including provisions for loan losses and the effect of goodwill, core deposit intangibles and income from accretion on acquired loans arising from purchase accounting adjustments, that we believe cause certain aspects of our results of operations or financial condition to be not indicative of our primary operating results. All of these items significantly impact our financial statements. Additionally, the items that we exclude in our adjustments are not necessarily consistent with the items that our peers may exclude from their results of operations and key financial measures and therefore may limit the comparability of similarly named financial measures and ratios. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statements tables.

Contacts:

Analysts/Investors:

Torry Berntsen	Michelle Hickox
President and Chief Operating Officer	Chief Financial Officer
(972) 562-9004	(972) 562-9004
tberntsen@independent-bank.com	mhickox@independent-bank.com

Media:

Eileen Ponce

(469) 742-9437

eponce@independent-bank.com

Independent Bank Group, Inc. and Subsidiaries

Consolidated Selected Financial Data

Three months ended March 31, 2013, March 31, 2012 and December 31, 2012

(Dollars in thousands, except for per share data)

(Unaudited)

	As of and for the Quarter ended
	March 31		December 31,
	2013	2012	2012
Selected Income Statement Data
Interest income	$21,421	$15,506	$20,214
Interest expense	3,206	3,204	3,423
Net interest income	18,215	12,302	16,791
Provision for loan losses	1,030	575	929
Net interest income after provision for loan losses	17,185	11,727	15,862
Noninterest income	2,426	1,891	3,556
Noninterest expense	13,923	10,494	13,329
Net income	5,688	3,124	6,089
Pro forma net income-after tax (2)	3,822	2,184	4,256
Core Pre-Provision Earnings (1)	6,499	4,212	6,392
Per Share Data (Common Stock)
Earnings:
Basic	$0.69	$0.44	$0.74
Diluted	0.68	0.43	0.74
Pro forma earnings:
Basic	0.46	0.30	0.50
Diluted	0.46	0.30	0.50
Dividends	0.65	0.20	0.38
Book value	15.01	13.75	15.06
Tangible book value (1)	11.16	12.00	11.19
Selected Period End Balance Sheet Data
Total assets	$1,764,134	$1,307,760	$1,740,060
Cash and cash equivalents	80,890	97,175	102,290
Securities available for sale	114,540	91,089	113,355
Total loans (gross)	1,421,996	1,005,083	1,378,676
Allowance for loan losses	11,984	9,328	11,478
Goodwill and core deposit intangible	31,817	13,744	31,965
Other real estate owned	8,459	8,350	6,847
Adriatica real estate owned	9,724	16,279	9,727
Noninterest-bearing deposits	243,235	170,768	259,664
Interest-bearing deposits	1,171,864	886,390	1,131,076
Borrowings (other than junior subordinated debentures)	200,234	124,473	201,118
Junior subordinated debentures	18,147	14,538	18,147
Total stockholders’ equity	124,142	107,844	124,510

Independent Bank Group, Inc. and Subsidiaries

Consolidated Selected Financial Data

Three months ended March 31, 2013, March 31, 2012 and December 31, 2012

(Dollars in thousands, except for per share data)

(Unaudited)

	As of and for the Quarter ended
	March 31		December 31,
	2013	2012	2012
Selected Performance Metrics
Return on average assets	1.33%	1.16%	1.43%
Return on average equity	18.49	17.36	20.00
Pro forma return on average assets (2)	0.89	0.79	1.00
Pro forma return on average equity (2)	12.43	11.86	13.98
Adjusted return on average assets (1)	1.52	1.33	1.50
Adjusted return on average equity (1)	21.14	18.46	20.99
Net interest margin	4.68	4.31	4.41
Net interest margin-less acquired loan income (3)	4.40	4.29	4.35
Efficiency ratio	67.45	73.94	65.41
Core efficiency ratio (1)	66.80	70.30	66.30
Credit Quality Ratios
Nonperforming assets to total assets	1.35%	2.51%	1.59%
Nonperforming loans to total loans	0.40	0.82	0.81
Allowance for loan losses to non-performing loans	209.73	113.88	104.02
Allowance for loan losses to total loans	0.85	0.93	0.84
Net charge-offs to average loans outstanding	0.15	0.12	0.10
Capital Ratios
Tier 1 capital to average assets	6.29%	8.38%	6.45%
Tier 1 capital to risk-weighted assets (1)	8.01	10.72	8.22
Total capital to risk-weighted assets	10.20	13.23	10.51
Total stockholders’ equity to total assets	7.04	8.25	7.16
Tangible common equity to tangible assets (1)	5.33	7.27	5.42

(1)	Non GAAP financial measures. See reconciliation.
(2)	Income tax expense calculated using effective tax rate as if Company had been a C corporation for periods presented (32.8%, 30.1 % and 30.1%, respectively).
(3)	Income recognized on acquired loans totaled $1,068, $58 and $135, respectively.

Independent Bank Group, Inc. and Subsidiaries

Consolidated Statements of Income

Three months ended March 31, 2013, March 31, 2012 and December 31, 2012

(Dollars in thousands)

(Unaudited)

	Quarter ended
	March 31		December 31,
	2013	2012	2012
Interest income:
Interest and fees on loans	$20,759	$14,899	$19,596
Interest on taxable securities	366	385	355
Interest on nontaxable securities	249	199	221
Interest on federal funds sold and other	47	23	42

Total interest income	21,421	15,506	20,214

Interest expense:
Interest on deposits	1,728	2,134	1,980
Interest on FHLB advances	828	492	687
Interest on notes payable and other borrowings	515	450	606
Interest on junior subordinated debentures	135	128	150

Total interest expense	3,206	3,204	3,423

Net interest income	18,215	12,302	16,791
Provision for loan losses	1,030	575	929

Net interest income after provision	17,185	11,727	15,862

Noninterest income:
Service charges on deposit accounts	1,139	809	913
Mortgage fee income	1,066	963	1,151
Gain (loss) on sale of other real estate	25	(53)	1,210
Loss on sale of securities available for sale	—	(3)	—
Gain on sale of premises and equipment	1	1	3
Increase in cash surrender value of BOLI	81	82	82
Other	114	92	197

Total noninterest income	2,426	1,891	3,556

Noninterest expense:
Salaries and employee benefits	7,748	5,840	7,659
Occupancy	2,147	1,670	2,002
Data processing	296	267	347
FDIC assessment	246	199	176
Advertising and public relations	216	154	104
Communications	340	308	349
Net other real estate owned expenses	166	73	15
Operations of IBG Adriatica , net	197	300	91
Other real estate impairment	448	—	38
Core deposit intangible	176	142	176
Professional fees	272	243	352
Acquisition expense, including legal	137	216	590
Other	1,534	1,082	1,430

Total noninterest expense	13,923	10,494	13,329

Net income	$5,688	$3,124	$6,089

Independent Bank Group, Inc. and Subsidiaries

Consolidated Balance Sheets

As of March 31, 2013, March 31, 2012 and December 31, 2012

(Dollars in thousands)

(Unaudited)

	March 31,	March 31,	December 31,
	2013	2012	2012
Assets
Cash and due from banks	$17,560	$17,300	$30,920
Federal Reserve Excess Balance Account (“EBA”)	63,330	79,875	71,370

Cash and cash equivalents	80,890	97,175	102,290
Certificates of deposit held in other banks	4,682	—	7,720
Securities available for sale	114,540	91,089	113,355
Loans held for sale	6,090	2,455	9,162
Loans, net of allowance for loan losses of $11,984 $9,328 and $11,478, respectively	1,403,922	993,301	1,358,036
Premises and equipment, net	72,903	61,099	70,581
Other real estate owned	8,459	8,350	6,847
Adriatica real estate	9,724	16,279	9,727
Goodwill	28,742	11,222	28,714
Core deposit intangible, net	3,075	2,522	3,251
Federal Home Loan Bank (“FHLB”) of Dallas stock and other restricted stock	8,170	4,885	8,165
Bank-owned life insurance (“BOLI”)	11,005	10,679	10,924
Deferred tax asset	—	—	—
Other assets	11,932	8,704	11,288

Total assets	$1,764,134	$1,307,760	$1,740,060

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	243,235	170,768	259,664
Interest-bearing	1,171,864	886,390	1,131,076

Total deposits	1,415,099	1,057,158	1,390,740
FHLB advances	164,552	82,244	164,601
Notes payable	15,082	25,314	15,729
Other borrowings	20,600	16,915	20,788
Junior subordinated debentures	18,147	14,538	18,147
Dividends payable	2,324	—	—
Other liabilities	4,188	3,747	5,545

Total liabilities	1,639,992	1,199,916	1,615,550

Commitments and contingencies
Stockholders’ equity:
Common stock	83	78	83
Additional paid-in capital	88,973	79,478	88,791
Retained earnings	33,624	26,320	33,290
Treasury stock, at cost	(232)	(24)	(232)
Accumulated other comprehensive income	1,694	1,992	2,578

Total stockholders’ equity	124,142	107,844	124,510

Total liabilities and stockholders’ equity	$1,764,134	$1,307,760	$1,740,060

Independent Bank Group, Inc. and Subsidiaries

Consolidated Average Balance Sheet Amounts, Interest Earned, and Yield Analysis

Three months ended March 31, 2013 and March 31, 2012

(Dollars in thousands)

(Unaudited)

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities for the periods presented.

	For The Quarter Ended March 31,
	2013			2012
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate (1)
Interest-earning assets:
Loans	$1,397,215	$20,759	6.03%	$998,316	$14,899	5.94%
Taxable securities	82,370	366	1.80	68,994	385	2.22
Nontaxable securities	31,815	249	3.17	22,330	199	3.55
Federal funds sold and other	68,012	47	0.28	45,219	23	0.20

Total interest-earning assets	1,579,412	21,421	5.50	1,134,859	15,506	5.44
Noninterest-earning assets	154,513			137,042

Total assets	$1,733,924			$1,271,901

Interest-bearing liabilities:
Checking accounts	694,492	946	0.55	482,706	1,116	0.92
Savings accounts	114,429	91	0.32	103,275	224	0.86
Limited access money market accounts	38,610	24	0.25	12,253	27	0.89
Certificates of deposit	304,147	667	0.89	268,464	767	1.14

Total deposits	1,151,679	1,728	0.61	866,698	2,134	0.98
FHLB advances	164,582	828	2.04	82,269	492	2.38
Notes payable and other borrowings	36,100	515	5.79	39,125	450	4.58
Junior subordinated debentures	18,147	135	3.02	14,538	128	3.50

Total interest-bearing liabilities	1,370,507	3,206	0.95	1,002,630	3,204	1.27
Noninterest-bearing checking accounts	235,125			153,975
Noninterest-bearing liabilities	3,561			23,520
Stockholders’ equity	124,731			91,776

Total liabilities and equity	$1,733,924			$1,271,901

Net interest income		$18,215			$12,302

Interest rate spread			4.55%			4.16%
Net interest margin			4.68			4.31

Independent Bank Group, Inc. and Subsidiaries

Loan Portfolio Composition

As of March 31, 2013, March 31, 2012 and December 31, 2012

(Dollars in thousands)

(Unaudited)

The following table sets forth loan totals by category as of the dates presented:

	As of March 31,				As of December 31, 2012
	2013		2012		2012
	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial	$175,910	12.37%	$120,764	12.02	$169,882	12.32
Real estate:
Commercial real estate	679,762	47.80	470,858	46.85	$648,494	47.04
Commercial construction, land and land development	100,586	7.07	86,823	8.64	$97,329	7.06
Residential real estate (1)	332,529	23.38	225,426	22.43	$315,349	22.87
Single-family interim const.	54,167	3.81	30,383	3.02	$67,920	4.93
Agricultural	36,806	2.59	35,954	3.58	$40,127	2.91
Consumer	42,032	2.96	34,819	3.46	$39,502	2.87
Other	204	0.01	56	0.01	73	—

Total loans	1,421,996	100%	1,005,083	100.00	1,378,676	100.00

Other items:
Allowance for losses	(12,084)		(9,328)		(11,478)

Total loans, net	$1,409,911		$995,755		$1,367,198

(1)	Includes loans held for sale at March 31, 2013, March 31, 2012 and December 31, 2012 of $6,090, $2,455 and $9,162, respectively.

Independent Bank Group, Inc. and Subsidiaries

Reconciliation of Non GAAP Financial Measures

Three months ended March 31, 2013, March 31, 2012 and December 31, 2012

(Dollars in thousands except for per share data)

(Unaudited)

The following tables reconcile non GAAP financial measures:

	For the Quarter Ended
	31-Mar-13	31-Mar-12	31-Dec-12
Net Interest Income—Reported (a)	$18,215	$12,302	$16,791
Income recognized on acquired loans (b)	(1,068)	(58)	(135)

Net Interest Income less accretion on acquired loans (a + b = c)	17,147	12,244	16,656
Provision Expense—Reported	1,030	575	929
Noninterest Income—Reported (d)	2,426	1,891	3,556
Loss / (Gain) on Sale of OREO	(25)	53	(1,210)
Loss / (Gain) on Sale of Securities	—	3	—
Loss / (Gain) on Sale of PP&E	(1)	(1)	—

Adjusted Noninterest Income (e)	2,400	1,946	2,346
Noninterest Expense—Reported (f)	13,923	10,494	13,329
Adriatica Expenses	(197)	(300)	(91)
OREO Impairment	(448)	—	(38)
OREO Back Property Tax	(93)	—	—
Acquisition Expense	(137)	(216)	(590)

Adjusted Noninterest Expense (g)	13,048	9,978	12,610
Pre-Provision Earnings ((a + d) – f)	$6,718	$3,699	$7,018
Core Pre-Provision Earnings ((c + e) – g)	$6,499	$4,212	$6,392
Reported Efficiency Ratio (f ÷ (a + b))	67.5%	73.9%	65.4%
Core Efficiency Ratio (g ÷ (c + e))	66.8%	70.3%	66.3%
Adjusted Return on Average Assets	1.52%	1.33%	1.50%
Adjusted Return on Average Equity	21.14%	18.46%	20.99%
Total Average Assets	$1,733,924	$1,271,901	$1,698,779
Total Average Stockholders’ Equity	$124,731	$91,776	$121,121

Independent Bank Group, Inc. and Subsidiaries

Reconciliation of Non GAAP Financial Measures

Three months ended March 31, 2013, March 31, 2012 and December 31, 2012

(Dollars in thousands except for per share data)

(Unaudited)

Tangible Book Value Per Common Share

	March 31,		December 31,
	2013	2012	2012
Tangible Common Equity
Total stockholders’ equity	$124,142	$107,844	$124,510
Adjustments:
Goodwill	28,742	11,222	28,742
Core deposit intangibles	3,075	2,522	3,251

Tangible common equity	$92,325	$94,100	$92,517

Common shares outstanding	8,269,707	7,842,288	8,269,707
Book value per common share	$15.01	$13.75	$15.06
Tangible book value per common share	11.16	12.00	11.19

Tier 1 Capital to Risk-Weighted Assets Ratio

	March 31,		December 31,
	2013	2012	2012
Tier 1 Common Equity
Total stockholders’ equity—GAAP	$124,142	$107,844	$124,510
Adjustments:
Unrealized gain on available-for-sale securities	1,694	1,992	2,578
Goodwill	28,742	11,222	28,742
Other intangibles	3,075	2,522	3,251
Other disallowed assets	—	—	—
Qualifying Restricted Core Capital Elements (TRUPS)	17,600	14,100	17,600

Tier 1 common equity	$108,231	$106,208	$107,539

Total Risk-Weighted Assets
On balance sheet	$1,339,808	$980,934	$1,297,795
Off balance sheet	10,623	9,610	10,860

Total risk-weighted assets	$1,350,431	$990,544	$1,308,655

Total stockholders’ equity to risk-weighted assets ratio	9.19%	10.89%	9.51%
Tier 1 common equity to risk-weighted assets ratio	8.01	10.72	8.22